                                                                     Exhibit 3.2

                                                                        FINAL

                             QUEBECOR PRINTING INC.

                       -----------------------------------
                       (Corporate Name of the Corporation)

                             CODE OF GENERAL BY-LAWS
                             -----------------------

                             enacted pursuant to the
                        Canada Business Corporations Act

                           Adopted on: April 10, 1992
                                       --------------

                             CODE OF GENERAL BY-LAWS
                               OF THE CORPORATION

                             enacted pursuant to the
                        Canada Business Corporations Act

                                      INDEX

--------------------------------------------------------------------------------

                                                                          Page
                                                                          ----

SITUATION OF OFFICE AND CORPORATE SEAL

     1.  Offices ....................................................       1
     2.  Seal .......................................................       1

SHAREHOLDERS

     3.  Annual Meetings ............................................       1
     4.  Special Meetings ...........................................       2
     5.  Place of Meetings ..........................................       2
     6.  Notice of Meetings .........................................       2
     7.  Chairman ...................................................       3
     8.  Quorum .....................................................       3
     9.  Representation at Meetings .................................       3
     10. Voting .....................................................       4
     11. Procedure at Meetings ......................................       4
     12. Scrutineers ................................................       5
     13. Subsequent Transferees .....................................       5
     14. Addresses of Shareholders ..................................       5
     15. Signed Resolution ..........................................       5

                                                                          Page
                                                                          ----

BOARD OF DIRECTORS

     16. Board of Directors Modification on April 23, 1996 ..........       5
     17. Election and Term of Office Modification on April 23, 1996 .       5
     18. Meetings and Notices .......................................       6
     19. Quorum .....................................................       7
     20. Remuneration ...............................................       7
     21. Signed Resolutions .........................................       7
     22. Powers of Directors ........................................       7
     23. Power to Allot Stock and Grant Options .....................       8
     24. Power to Declare Dividends .................................       8

OFFICERS

     25. Officers ...................................................       8
     26. Chairman of the Board ......................................       9
     27. President ..................................................       9
     28. Vice-President .............................................       9
     29. Chief Executive Officer ....................................       9
     30. Secretary ..................................................       9
     31. Treasurer ..................................................       9
     32. Comptroller ................................................      10
     33. Removal and Discharge ......................................      10
     34. Remuneration ...............................................      10

COMMITTEES

     35. Election ...................................................      10
     36. Chairman, Quorum and Procedure .............................      10
     37. Secretary ..................................................      10
     38. Powers .....................................................      10
     39. Proceedings open to the Board ..............................      10
     40. Meetings ...................................................      10
     41. Remuneration ...............................................      10
     42. Removal and Replacement ....................................      11

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     43. Indemnity ..................................................      11
     44. Insurance ..................................................      11
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                                      -iii-

                                                                          Page
                                                                          ----

SHARE CAPITAL

     45. Share Certificates and Stock Transfers .....................      11
     46. Securities Register ........................................      12
     47. Transfer Agents and Registrars .............................      12
     48. Record Date and Closing of Books ...........................      12
     49. Lost and Destroyed Certificates ............................      12

FISCAL YEAR, ACCOUNTS AND AUDIT

     50. Fiscal Year ................................................      13
     51. Accounts ...................................................      13
     52. Audit ......................................................      13

COMPANY REPRESENTATION FOR CERTAIN PURPOSES

     53. Declaration ................................................      13
     54. Representation at Meetings .................................      13

SPECIFIC DEFINITIONS

     55. Definitions ................................................      14

SPECIFIC APPROVALS

     56. Pre-approval ...............................................      14

OFFICIAL VERSION

     57. Official version ...........................................      18

                             CODE OF GENERAL BY-LAWS
                               OF THE CORPORATION

                             enacted pursuant to the
                        Canada Business Corporations Act

                     SITUATION OF OFFICE AND CORPORATE SEAL

1. Offices. The Corporation may, in addition to its registered office, establish elsewhere within or without Canada such offices and agencies as the directors may from time to time determine.

2. Seal. The seal of the Corporation shall be circular in form and shall bear the name of the Corporation and the year of its incorporation. If the Corporation has a name consisting of a separated or combined French and English form, the seal of the Corporation may have both the French and English forms of the name, or the Corporation may have two (2) seals, equally valid, one (1) showing the French and the other the English form of the name. The president, or, if appointed, any vice-president, or, if appointed, the chief executive officer, the comptroller, the secretary, the treasurer or any other officer or director so authorized by the directors, shall have authority to affix the seal of the Corporation to any document requiring the same. The Corporation may, in addition, have for use in any province other than that in which the registered office of the Corporation is situate, or in any territory in Canada, or in any place outside Canada, an official seal which shall be a facsimile of the seal of the Corporation, with the addition on its face of the name of the province, territory or place where it is to be used and the Corporation may, by writing, authorize any person to affix the official seal to any deed or document to which the Corporation is a party in such province, territory or place.

      Where the articles set out the name of the Corporation in a language form other than an English and/or French form for use outside Canada, the Corporation may, for use outside Canada, have a seal which shall be circular in form and shall bear the name of the Corporation in such language form and the year of its incorporation with the addition on its face of the name of the place where it is to be used by the Corporation. The Corporation may, by writing, authorize any person to affix such seal to any deed or document to which the Corporation is a party in such place.

                                  SHAREHOLDERS

3. Annual Meetings. Subject to the provisions of the law, the annual meeting of the shareholders of the Corporation shall be held on such date in each year, at such time and, subject to By-law Number 5, at such place as the directors may determine to receive and consider the financial statements with the report of the auditor or auditors, to elect directors, to appoint an auditor or auditors and to fix or to authorize the board of directors to fix his or their remuneration and to consider, deal with and dispose of such other business as may properly come before a meeting of shareholders.

4. Special Meetings. Special meetings of the shareholders may be called at any time by or by order of the president or directors of the Corporation and shall be called when required by the shareholders in conformity with the law.

5. Place of Meetings. Meetings of the shareholders shall be held at the registered office of the Corporation or at such other place as may be fixed by the directors. However, meetings of the shareholders may not be held outside Canada except if all shareholders entitled to vote thereat so agree in writing, by telegram, telecopy or cable, before or after it has been held or by attending thereat in person, by proxyholder or in the case of a body corporate or association by a representative duly authorized in accordance with the provisions of By-law Number 9; nevertheless, a shareholder who attends a meeting held outside Canada is not deemed to have so agreed if he is present for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully held.

6. Notice of Meetings. Notice of each annual meeting and of each special meeting of the shareholders shall be delivered to the shareholders entitled to vote thereat, the directors and auditor or auditors or, in the discretion of the person charged with the giving of such notice, mailed by unregistered mail, postage prepaid, cabled, telecopied or telegrammed, addressed to such shareholders, directors and auditor or auditors at their respective addresses as they appear in the books of the Corporation, not less than twenty-one (21) days and not more than fifty (50) days prior to the date fixed for such meeting. If the address of any shareholder, director or auditor does not appear in the books of the Corporation, the notice may be sent as aforesaid to such address as the person sending the notice may consider to be most likely to reach promptly such shareholder, director or auditor.

      A shareholder and any other person entitled to attend a meeting of shareholders may waive such notice in writing, by telegram, telecopy or cable, before or after the holding of such meeting or by attending thereat in person, or, in the case of shareholders, by proxyholder or in the case of a body corporate or association by a representative duly authorized in accordance with the provisions of By-law Number 9; nevertheless, a person who attends such a meeting is not deemed to have waived the right to notice of the meeting when he so attends for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully held.

      The notice of the annual meeting as well as the notice of special meeting shall state:

      (a) the time, date and place of the meeting as well as the nature of business to be considered in sufficient detail to permit the shareholder to form a reasoned judgment thereon; and

      (b)   the text of any special resolution to be submitted to the meeting.

      It is not necessary to give notice of the reconvening of an adjourned meeting other than by announcement at the earliest meeting that is adjourned; a new notice of meeting is, however, required if the shareholders' meeting is adjourned one (1) or more times for an aggregate of thirty (30) days or more.

      The signature to any notice of meeting may be written, stamped, typewritten, printed or otherwise mechanically reproduced thereon.

      A certificate of the secretary or of any other duly authorized officer of the Corporation in office at the time of the making of the certificate or of any officer, transfer agent or registrar of transfers of shares of the Corporation shall be conclusive evidence of the delivery, mailing, cabling, telecopying or telegramming of such notice of meeting and shall be binding on every person entitled to receive notice thereof.

7. Chairman. The president of the Corporation, or such other person as may from time to time be appointed for the purpose by the board of directors, shall preside at meetings of shareholders.

8. Quorum. A quorum of shareholders is present at an annual or special meeting of shareholders, irrespective of the number of persons actually present at the meeting, if the holders of shares representing at least 10% of the voting rights attached to all shares bearing a right to vote at such meeting are present in person or represented either by proxy or by an individual acting on behalf of a body corporate or association and duly authorized by a resolution of the board of directors or governing body of the body corporate or association to represent it at meetings of shareholders of the Corporation.

      If a quorum is present at the opening of the meeting, the shareholders present or represented may proceed with the business of the meeting, notwithstanding the fact that a quorum is not present throughout the meeting.

      If a quorum is not present at the opening of the meeting, the shareholders present or represented may adjourn the meeting to a fixed time and place but may not transact any other business.

      The quorum at the reconvening of the meeting so adjourned is fixed at one
(1) shareholder present or represented in accordance with this By-law. The meeting may then proceed to examine and dispose of the business for which it was called. If at the time of the reconvening of the meeting so adjourned there is not a quorum, the meeting must again be adjourned or, if the delays set forth at By-law Number 6 have expired, a new meeting must be called.

9. Representation at Meetings. Shareholders shall be entitled to vote in person or, if a body corporate or association, by a representative duly authorized by resolution of the directors or other governing body of such body corporate or association. Shareholders shall also be entitled to vote by proxyholder or by one (1) or more alternative proxyholders, whether or not such proxyholder is himself a shareholder; the proxyholder shall attend the meeting, vote thereat and otherwise act in the manner and to the extent authorized and with the authority conferred by the proxy.

      A proxy shall be signed by the shareholder or by his agent authorized in writing and this signature need not be witnessed.

      A proxy is valid only at the meeting in respect of which it is given or any adjournment thereof.

      The instrument appointing a proxyholder may, except in cases where the law otherwise provides, be in the form provided by law or in any other appropriate form.

      The directors shall specify in the notice calling a meeting of shareholders, a time not exceeding forty-eight (48) hours, excluding Saturdays and holidays, preceding the meeting or any adjournment thereof, before which time proxies to be used at the meeting must be deposited with the Corporation or its agent.

      The directors may also permit particulars of proxies for use at or in connection with any such meeting which have been deposited with the Corporation or its agent at a place other than the place of such meeting to be cabled, telecopied or telegrammed to the secretary of the Corporation prior to such meeting. In such event, such proxies, if otherwise in order, shall be valid and any votes cast in accordance therewith shall be counted.

10. Voting. Every question submitted to any meeting of shareholders shall be decided by a show of hands unless a ballot is ordered or required in the manner hereinafter set out.

      The chairman of such meeting may, in his discretion, order a ballot. Moreover, any shareholder or its representative, where the shareholder is a body corporate or an association, or his proxyholder, either before or after any vote by show of hands, may require a ballot on any question at any time before the termination of the meeting. A demand for a ballot may be withdrawn.

      If at any meeting a ballot is to be taken, it shall be taken in such manner and either at once or after adjournment as the chairman directs. The result of a ballot shall be deemed to be a resolution of the meeting at which the ballot was taken whether or not a vote on a show of hands had previously been taken on the same question.

      At all meetings of shareholders, every shareholder entitled to vote thereat, whether present in person or by proxyholder, or, in the case of a body corporate or association by a duly authorized representative, shall be entitled to one (1) vote for each Subordinate Voting Share and the ten (10) votes for each Multiple Voting Share; if, however, in virtue of the law or the articles of the Corporation another scale of voting rights is fixed with respect to a particular matter or to another class of shares, such scale of voting shall be adopted.

      The act of shareholders, their representatives and/or their proxyholders casting a majority of the votes in respect of shares so represented shall be the act of the shareholders, except where the affirmative vote of the shareholders casting a greater majority than a simple majority is required by law, the articles of the Corporation or its by-laws.

11. Procedure at Meetings. The chairman of any meeting of shareholders shall conduct the procedure thereat in all respects and his decision on all matters, including, but without in any way limiting the generality of the foregoing, any question regarding the validity or invalidity of any proxy, shall be conclusive and binding upon the shareholders.

      A declaration by the chairman at any meeting that a resolution has been carried or carried unanimously or carried by any particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact.

12. Scrutineers. The chairman of any meeting of shareholders may appoint up to two (2) persons, who may but need not be directors, officers, employees or shareholders of the Corporation, to act as scrutineers at such meeting.

13. Subsequent Transferees. Every person who, by operation of law, transfer or other means whatsoever, shall become entitled to any share, shall be bound by every notice in respect of such share which, prior to his name and address being entered on the register, shall be given to the person whose name appears on the register at the time such notice is given.

14. Addresses of Shareholders. Every shareholder shall furnish the Corporation with an address to or at which all corporate notices intended for such shareholder may be sent as provided in By-law Number 6.

15. Signed Resolution. Except in cases prohibited by law, a resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been cast at a meeting of the shareholders.

      A copy of every resolution referred to in the preceding paragraph shall be kept with the minutes of the meeting of shareholders.

                               BOARD OF DIRECTORS

Articles 16 and 17 are modified by resolution of the Board of Directors dated February 1, 1996 and ratified by the shareholders on April 23, 1996.

16. Board of Directors.

18. Meetings and Notices. Immediately after the annual meeting of shareholders in each year, a meeting of the directors who are then present shall be held without further notice, provided a quorum is present, for the appointment of the officers of the Corporation; such meeting may transact such other business as may come before it.

      Meetings of the board of directors may be called by or by the order of the chairman of the board, if any, or, by or by the order of the president of the Corporation or, by or by the order of a vice-president of the Corporation, if he is also a director, or, by or by the order of any two (2) directors, and may be held at any place within or without Canada. Notice specifying the place, date and time of each such meeting shall be delivered to each director or left at his residence or usual place of business, or shall be mailed by unregistered mail, postage prepaid, or telegrammed, telecopied or cabled to each director at his respective address as it appears in the books of the Corporation at least five
(5) days prior to the date fixed for such meeting, or in case of emergency at least twelve (12) hours before the beginning of the meeting. If the address of any director does not appear in the books of the Corporation, then such notice may be sent as aforesaid to such address as the person sending the notice may consider to be most likely to reach such director promptly.

      The board of directors may from time to time provide for the holding of regular meetings of the board of directors at such place, within or without Canada, with or without notice, as may be determined by resolution.

      Except in such cases where it is otherwise provided by law, no notice of any meeting of the board of directors need specify the purposes for which it is called or the nature of the business to be transacted at such meeting.

      No notice of the date, time and place of any meeting of the board of directors need be given to any director who waives notice thereof, either in writing, by telegram, by telecopy or by cable before or after the holding thereof or who is present thereat; nevertheless, a director's presence at such meeting shall not constitute a waiver of notice if the director so attends for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully constituted.

      It is not necessary to give notice of the reconvening of an adjourned meeting if the date, time and place of the reconvening of this meeting is announced at the initial meeting.

19. Quorum. Unless the board consists of one (1) director, in which event that director shall constitute a quorum, a majority of the number of directors of which the board consists shall constitute a quorum for a meeting of the board of directors. Notwithstanding any vacancy among the directors, a quorum may exercise all the powers of the directors provided, however, that no business shall be transacted at a meeting of directors unless there is present thereat the number of resident Canadian directors required by law.

      Questions arising at any meeting of the directors shall be decided by a majority of the votes of those present.

20. Remuneration. The remuneration to be paid to the directors shall be fixed by the board of directors from time to time. The directors may also be paid such traveling and other expenses properly incurred by them in connection with the business and affairs of the Corporation as may be determined by resolution of the board of directors.

21. Signed Resolutions. A resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of the directors or of a committee of directors is as valid as if it had been passed at a meeting of the directors or of a committee of directors.

      A copy of every resolution referred to in the preceding paragraph shall be kept with the minutes of the meetings of the directors or of a committee of directors.

22. Powers of Directors. Subject to any other By-law of the Corporation, the directors of the Corporation shall manage and administer the business and affairs of the Corporation and shall exercise all such powers and authority as the Corporation is authorized to exercise by law, its articles or its by-laws and which are not by law, its articles or by-laws required to be exercised exclusively by the shareholders or with their consent.

      Notwithstanding that it be afterwards discovered that there was some defect in the election of the board of directors or the appointment of any officer of the Corporation or notwithstanding the discovery of an apparent irregularity in the election of any person acting as director or in his qualification, all acts of the board of directors or of any person acting as director or officer shall be as valid and binding upon the Corporation as if every such board or person had been duly elected or appointed and had been qualified.

23. Power to Allot Stock and Grant Options. Subject to the provisions of the articles of the Corporation or of any other By-law of the Corporation restricting the allotment and issue of the shares of the capital stock of the Corporation, the directors may, from time to time, accept subscriptions, allot, issue, grant options or otherwise dispose of the whole or any part of the unissued shares of the Corporation to such persons, on such terms and conditions and for such consideration and in such manner not contrary to law, to the articles or By-laws of the Corporation as the directors think fit.

24. Power to Declare Dividends. Subject to the provisions of the articles or of any other By-law of the Coporation, the directors may, from time to time as they may deem advisable and to the extent permitted by law, declare and pay to the shareholders, according to their rights, dividends in money or property or by issuing shares of the Corporation.

      Transfers of shares shall not transfer the right to dividends declared thereon before the registration of the transfer thereof. In the event that more than one (1) person is registered as the joint holder of any share, any one (1) of such persons may give effective acquittance for all dividends in respect of such share.

                                    OFFICERS

25. Officers. The officers of the Corporation shall be the chairman of the board of directors, if appointed, the president and any of the following, if appointed, one (1) or more vice-presidents, the chief executive officer, the comptroller, the secretary, the treasurer, one (1) or more assistant-secretaries or assistant-treasurers and such other officers as the board of directors may from time to time deem necessary to appoint. Subject to those powers which, in virtue of the law, may only be exercised by the board of directors, the president and, if appointed, the other officers of the Corporation shall respectively exercise such powers and authority and shall perform such duties, in addition to those specified in this by-law, as may from time to time be prescribed by the board of directors. The same person may hold two (2) or more of the offices in the Corporation. None of the officers of the Corporation, except the chairman of the board of directors, if appointed, need be directors of the Corporation.

      The directors may also from time to time appoint other agents, officers and employees of the Corporation within or without Canada, who may be given such titles and who shall exercise such powers and authority (including the power of sub-delegation) and perform such duties of management or otherwise, as the directors may from time to time determine.

      In case of the absence of any officer or employee of the Corporation or for any other reason that the directors may deem sufficient, the directors may delegate for the time being the powers and authority of such officer or employee to any other officer or employee or to any director of the Corporation.

26. Chairman of the Board. The chairman of the board shall preside at all meetings of the board of directors and shall exercise such other powers and authority and perform such other duties which the directors may from time to time prescribe.

27. President. The president, subject to the control of the directors, shall supervise, administer and manage the business and affairs of the Corporation generally. The president shall preside at all meetings of the shareholders, unless otherwise determined by the board of directors, and in the event of the absence, inability or failure of the chairman of the board to act, the president shall preside at all meetings of the board of directors. The president shall exercise such other powers and authority and perform such other duties as may from time to time be prescribed by the directors of the Corporation.

28. Vice-President. The vice-president, or if more than one (1), the vice-presidents, shall exercise such powers and authority and perform such duties as may from time to time be prescribed by the directors or by the president.

29. Chief Executive Officer. The chief executive officer shall manage the operations of the Corporation generally, and he shall exercise such other powers and authority and perform such other duties as may from time to time be prescribed by the directors.

30. Secretary. The secretary shall attend to the giving of all notices of the Corporation. He shall keep the minutes of all meetings of the directors, all the committees of directors and the shareholders in a book or books to be kept for that purpose. He shall keep in safe custody the corporate seal of the Corporation. He shall have charge of the records of the Corporation including books containing the names and addresses of the members of the board of directors of the Corporation, together with copies of all reports made by the Corporation and such other books and papers as the directors may direct. He shall be responsible for the keeping and filing of all books, reports, certificates and all other documents required by law to be kept and filed by the Corporation. He shall be subject to the control of the president and shall exercise such other powers and authority and perform such other duties as may from time to time be prescribed by the directors or by the president.

      Assistant-secretaries may perform any of the duties of the secretary.

31. Treasurer. The treasurer shall have general charge of the finances of the Corporation. He shall deposit all moneys and other valuable effects of the Corporation in the name and to the credit of the Corporation in such banks or other depositories as the directors may from time to time designate; he shall render to the president and to the directors, whenever so directed, an account of the financial situation of the Corporation and of all his transactions as treasurer; as soon as possible after the close of each fiscal year he shall prepare and submit to the president and to the directors a like report for such fiscal year. He shall have charge and custody of and be responsible for the keeping of the books of account. He shall be subject to the control of the president and shall exercise such other powers and authority and perform such other duties as may from time to time be prescribed by the directors or by the president.

      Assistant-treasurers may perform any of the duties of the treasurer.

32. Comptroller. The comptroller shall, subject to the control of the president and treasurer, exercise such powers and authority as may from time to time be prescribed by the directors, president or treasurer, failing which he shall act as the chief accounting officer of the Corporation.

33. Removal and Discharge. The directors, by a vote of the majority of the board, may remove any officer with or without cause at any time, unless the resolution or contract providing for his appointment stipulates otherwise. Any agent or employee who is not an officer of the Corporation may be discharged by the president with or without cause at any time, unless the contract providing for his employment stipulates otherwise.

34. Remuneration. The remuneration, if any, to be paid to officers appointed by the directors shall be fixed from time to time by a resolution of the directors. The directors may also, by resolution, delegate to the president of the Corporation any of the powers granted by this By-law Number 34.

                                   COMMITTEES

35. Election. The board of directors may, from time to time, appoint from their number committees of directors, however designated, containing such proportion of Canadian residents as may be required by law.

36. Chairman, Quorum and Procedure. Any committee of directors shall have power to appoint a chairman and a vice-chairman, to fix its quorum, which quorum shall consist of not less than a majority of its members, and to determine its procedure.

37. Secretary. The secretary of the Corporation shall act as secretary of each committee of directors unless some other secretary be appointed by the committee.

38. Powers. The board of directors may delegate to any such committee of directors any of the powers of the board except those which by law a committee of directors has no authority to exercise.

39. Proceedings open to the Board. All proceedings of committees of directors shall be open to the examination of the board of directors of the Corporation and shall be reported to the board of directors if and when the board of directors so directs.

40. Meetings. Meetings of committees of directors may be held at the registered office of the Corporation or at such other place within or without Canada as a committee may from time to time determine. Meetings of a committee may be called by or by the order of the president, the chairman of the committee, the vice-chairman or any two (2) members thereof.

41. Remuneration. The members of a committee of directors shall be entitled to receive such remuneration for their services as members of the committee as the directors may from time to time determine.

42. Removal and Replacement. The directors may from time to time remove any member of a committee of directors from office.

      The directors may also from time to time fill any vacancy which may occur in the membership of a committee.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

43. Indemnity. Subject to the limitations provided by law, the Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, losses, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or such body corporate, if:

      (a) he acted honestly and in good faith with a view to the best interests of the Corporation; and

      (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

44. Insurance. The Corporation may purchase and maintain insurance for the benefit of any person referred to above against such liablity as the board of directors may from time to time determine, and as permitted by law.

                                  SHARE CAPITAL

45. Share Certificates and Stock Transfers. Certificates representing shares of the share capital of the Corporation shall bear the signature of the chairman or a vice-president and the secretary or assistant-secretary. The signature of the chairman or vice-president may be engraved, lithographed or otherwise mechanically reproduced thereon and, should the Corporation have appointed a transfer agent, the signature of the secretary or assistant-secretary may also be engraved, lithographed or otherwise mechanically reproduced. Any certificates bearing the facsimile reproduction of the signatures of such authorized officers shall be deemed to have been manually signed by them and shall be as valid to all intents and purposes as if it had been so manually signed notwithstanding that the persons whose signatures are so reproduced shall have ceased to be officers of the Corporation on the date of such certificate or at the time that it is issued. Unless required by the rules of any stock exchange on which the securities of the Corporation are listed, it shall not be necessary to affix the corporate seal of the Corporation to a share certificate. Each share certificate must carry all notations required by law and be countersigned by one of the Transfer Agents and Registrar of the Corporation.

46. Securities Register. A central securities register shall be maintained by the Corporation or its agent at the registered office or at any other place in Canada designated by the directors. The directors may from time to time provide that one (1) or more branch securities registers shall be maintained at such places within Canada or elsewhere as may be designated by a resolution and may appoint officers or agents to maintain the same and to effect and record therein transfers of shares of the share capital of the Corporation.

47. Transfer Agents and Registrars. Agents of the Corporation charged with the maintenance of the central and/or branch securities registers may be designated as transfer agents and/or registrars of transfers, according to their functions. The board of directors may at any time terminate the appointment of such transfer agents and/or registrars.

48. Record Date and Closing of Books. Subject to compliance with the law and with the rules of any stock exchange on which the securities of the Corporation are listed, the directors may fix in advance, by resolution, a date not exceeding fifty (50) days preceding the date for payment of a dividend or the date for the allotment of rights or the date when any change or conversion or exchange of shares of the share capital of the Corporation shall go into effect as the record date for the determination of the shareholders entitled to receive payment of such dividend, the allotment of such rights or the exercise of such rights in respect of such change, conversion or exchange of the share capital of the Corporation with the effect that only the shareholders of record on the date so fixed by the directors shall be entitled to receive payment of such dividend or allotment of rights or to exercise such rights, as the case may be, notwithstanding a transfer of any shares on the books of the Corporation after such record date.

49. Lost and Destroyed Certificates. The directors may, upon such terms and conditions as to indemnity and otherwise as they may deem advisable, direct that a new certificate or certificates of shares be issued to replace any certificate or certificates of shares theretofore issued by the Corporation that have been worn out, lost, stolen or destroyed. The directors, when authorizing the issue of such new certificate or certificates, may, in their discretion, and as a condition precedent thereto, require the owner of such worn-out, lost, stolen or destroyed certificate or his legal representatives to give to the Corporation and/or transfer agent or transfer agents and to such registrar or registrars, as may be authorized or required to countersign such new certificate or certificates, a bond in such sum as they may direct, as indemnity against any claim that may be made against them or either of them for or in respect of the shares represented by such certificates alleged to have been worn out, lost, stolen or destroyed.

                         FISCAL YEAR, ACCOUNTS AND AUDIT


50. Fiscal Year. The period for the fiscal year of the Corporation shall be determined from time to time by the directors.

51. Accounts. The directors shall cause to be kept proper books of accounts with respect to:

      (a) all sums of money received and expended by the Corporation and the matters in respect of which the receipt and expenditure take place;

      (b)   all sales and purchases by the Corporation;

      (c)   all assets and liabilities of the Corporation; and

      (d) all other transactions affecting the financial position of the Corporation.

52. Audit. Except in those cases where the law permits otherwise, the shareholders, at each annual meeting, shall appoint an auditor or auditors to hold office until the next annual meeting and until the appointment of his or their successor or successors, unless he or they resign or his or their office becomes vacant by his or their death. At least once in every fiscal year, such auditor or auditors shall examine the accounts of the Corporation and the financial statements to be presented at the annual meeting and shall report thereon to the shareholders.

                   COMPANY REPRESENTATION FOR CERTAIN PURPOSES

53. Declaration. The president, any vice-president, the chief executive officer, the comptroller, the secretary and the treasurer or any one (1) of them or any other officer or person thereunto authorized by the directors is authorized and empowered to make answer for the Corporation to all writs, orders and interrogatories upon articulated facts issued out of any Court, to answer and/or oppose for and on behalf of the Corporation all seizures and to declare for and on behalf of the Corporation to writs of attachment by way of garnishment in which the Corporation is garnishee, to make all affidavits and sworn declarations in connection therewith or in connection with any judicial proceedings to which the Corporation is a party, to make petitions for winding-up, sequestration or bankruptcy against any debtor of the Corporation, to attend and vote at all meetings of creditors of the Corporation's debtors and to grant proxies in connection therewith.

54. Representation at Meetings. Subject to the provisions of any other By-law of the Corporation, the president, any vice-president, the chief executive officer, the comptroller, the secretary and the treasurer, or any one (1) of them or any other officer or person thereunto authorized by the directors shall represent the Corporation, attend and vote at any meeting of shareholders or members of any firm, company, corporation or syndicate in which the Corporation holds shares or is otherwise interested, and any action taken and/or vote cast by them or one (1) of them at any such meeting shall be deemed to be the act and/or vote of the Corporation.

      Any two (2) of the president, any vice-president, the chief executive officer, the comptroller, the secretary and the treasurer shall moreover be empowered to authorize any person (whether an officer of the Corporation or not) to attend, vote and otherwise act at all meetings of shareholders or members of any firm, company, corporation or syndicate in which the Corporation holds shares or is otherwise interested, and for this purpose, such officers shall be authorized to execute and to deliver from time to time for and on behalf and in the name of the Corporation a proxy in such form and terms as such officers see fit, including therein, but without in any way limiting or restricting the generality of the foregoing, provision for the appointment of a substitute proxyholder and the revocation of all proxies given by the Corporation prior thereto with respect to any such meeting.

                              SPECIFIC DEFINITIONS

55. Definitions. The terms and expressions views in By-law Number 56 of the Corporation have the same meaning than those given in the agreement entitled "Amendment to the Shareholder Agreement" made as of April 13, 1992 between Caisse de depot et placement du Quebec, Quebecor inc. and the Corporation, as it reads on the date of coming into force of By-law Number 56.

                               SPECIFIC APPROVALS

56. Pre-approval. No action, decision, By-law or resolution described hereafter may be accomplished or adopted, and shall not be valid or binding upon the Corporation unless such action, decision, By-law or resolution has been pre-approved (that is before it is being submitted to the board of directors of the Corporation) in writing, by Quebecor inc. and by Caisse de depot et placement du Quebec, in addition to all other approval required by law or by the statutes or the By-laws of the Corporation:

      (a) A substantial modification to the nature of the businesses of the Corporation and of its Subsidiaries, taken as a whole;

      (b) A modification to the articles of the Corporation or of one of its important Subsidiaries;

      (c) The adoption, modification or abrogation of the By-laws of the Corporation; or those of one of its important Subsidiaries;

      (d) The amalgamation of the Corporation or of one of its Subsidiaries with a company which is not part of the same group as defined in the law;

      (e) The winding up or dissolution of the Corporation or of one of its important Subsidiaries which is not a wholly owned Subsidiary of the Corporation;

      (f) The issue by the Corporation or by one of its important Subsidiaries of participating shares, of Preferred Shares of convertible securities in participating shares or in Preferred Shares, excluding
            (i) the issue of participating shares resulting from the conversion of the Debenture and the Additional Debentures, of the exercise of outstanding options or of the application of a share purchase plan or of a share option purchase plan in favour of employees or officers of the Corporation or of its Subsidiaries or (ii) the issue of non-voting Preferred Shares bearing a dividend reflecting market conditions at the appropriate time, up to a cumulative amount of Two-Hundred (200) Million dollars;

      (g) The purchase or the redemption of Shares by the Corporation or by one of its important Subsidiaries or the reduction of the stated capital on their shares;

      (h) The distribution of assets of the Corporation or one of its important Subsidiaries in a form other than as a dividend;

      (i) The disposition by the Corporation or by one of its Subsidiaries of shares that it holds in one of its important Subsidiaries;

      (j) Any transaction for a consideration of more than Thirty-Five (35) Million dollars other than the sale of products and services and purchase of raw material or furniture by the Corporation in the normal course of the conduct of its business;

      (k) The declaration, setting aside and payment by the Corporation during any financial year, of dividends on any shares if the total amount of such dividends so declared, set aside or paid during such period would exceed twenty-five (25) percent of the consolidated net earnings for the previous year;

      (l) The loan of money by the Corporation or by one of its Subsidiaries out of the ordinary course of business and any financial aid by the Corporation to Shareholders or to other persons to whom they are related under the terms of the Income Tax Act (Canada);

      (m) The conclusion of any purchase, rent or exchange of goods contract or of any service contract with its shareholders or with related person within the meaning of the Income Tax Act (Canada);

      (n) Any request for the listing on any stock exchange of any share of the capital of the Corporation, excluding (i) the participating shares resulting from the conversion of the Debenture and the Additional Debentures, of the exercise of outstanding options and of the application of a share purchase plan or of an option share purchase plan in favour of employees or officers of the

            Corporation or of its Subsidiaries or (ii) non-voting Preferred Shares bearing a dividend reflecting market conditions at the appropriate time, up to a total cumulative amount of Two-Hundred
            (200) Million dollars;

      (o) The establishment or modification of any option or share purchase plan or of any other plan designed as an incentive for the officers or employees of the Corporation;

      (p) The attribution of a remuneration package to the officer of the Corporation who will be acting as chief executive officer which will not be in accordance with the market criteria for a person acting in similar functions;

      (q) The granting of marginal benefits for officers or members of managements of the Corporation or of one of its Subsidiaries to whom the basic remuneration is of Three Hundred Thousand (300,000) Dollars or more;

      (r) The acquisition of a business which field of activities are not related to those of the Corporation or of its important Subsidiaries;

      (s) The termination or important modification to the roll of the executive committee; also and without restriction to the preceding, the Corporation will make sure that each member of the executive committee receives, in addition to the usual information addressed to the directors or shareholders of the Corporation, the following information within the delays provided hereafter:

            (i) the consolidated quarterly financial statements of the Corporation and of its Subsidiaries, consolidated, as well as the consolidated quarterly financial statements of Quebecor Printing (USA) Holdings Inc. and the quarterly non-consolidated financial statements of the Corporation and of Quebecor Printing (USA) Holdings Inc., within sixty (60) days of the end of each quarter;

            (ii) a consolidated report of the monthly operating results of the Corporation and of its Subsidiaries, and a report of the operating results of the Corporation and of its Subsidiaries, by plants or other administrative units, as soon as available;

            (iii) the operating and immoveable budgets of the Corporation on a consolidated basis as well as by plant or other administrative units, as soon as available;

            (iv) the verified consolidated annual financial statements of the Corporation Quebecor Printing (USA) Holdings Inc. and Quebecor America Inc. and the verified non-consolidated annual financial statements of the Corporation, Quebecor Printing (USA) Holdings Inc. and Web Press Graphics Ltd.;

            (v) upon reasonable request, financial information on the operations, obligations and assets of the Corporation and of its Subsidiaries; and

            (vi) during normal business hours, under the surveillance of officers and other designated persons of the Corporation and without duly infringing in the normal conduct of the business of the Corporation, the inspection of the assets of the Corporation and of its Subsidiaries and access to the officers of the Corporation and of its Subsidiaries to discuss their businesses and their financial situation.

      Notwithstanding the provision of this By-law Number 56, the pre-approval of Quebecor inc. and of Caisse de depot et placement du Quebec will not be required for any corporate restructuring or regrouping (i) involving only wholly owned Subsidiaries of the Corporation among themselves and which do not involve any transfer of shares or assets to a person other than to a wholly owned Subsidiary of the Corporation or the winding up or dissolution involving only the wholly owned Subsidiaries of the Corporation or (ii) the issue of shares of the wholly owned Subsidiaries of the Corporation, to the Corporation or to a wholly owned Subsidiary of the Corporation, conditional, in either cases, that these restructuring, regrouping, dissolutions or issuance do not have a negative effect on the value of the Target Shares held by Caisse de depot et placement du Quebec.

      Also, By-laws Number 55 and 56 automatically cease to be in force at the expiry of a thirty (30) consecutive day period during which Quebecor inc. and Caisse de depot et placement du Quebec are no longer the real owners, neither together nor one or the other individually, directly or indirectly, of shares of the Corporation to which are attached at least 50.1% of the voting rights attached to all voting shares of the Corporation or if Caisse de depot et placement du Quebec or Quebecor inc. cease to hold partipating shares which represent 5% or more of the outstanding participating shares of the Corporation, on a fully diluted basis, whichever of these eventualities comes first.

                                OFFICIAL VERSION

57. The By-laws Number 1 to 57 of this code of general By-laws of the Corporation have been translated in French. However, the French version shall constitute the official version of these By-laws so that should there be any difference or incompatibilities in the text or in the meaning of any provisions contained herein, the appropriate provisions of the French version shall prevail.


                                                  /s/ [ILLEGIBLE]
                                                  ----------------------------
                                                  President

                                                  (SEAL)

                             QUEBECOR PRINTING INC.

                                BY-LAW NUMBER 58

             "CONTRACTS - All contract, assignment, deed, document, agreement, resolution, obligation, debenture or other instruments to be signed by the Corporation, may be signed on behalf of the Corporation by two directors or two officers of the Corporation or by one director and one officer of the Corporation or as determined by the Board of Directors from time to time. Such authorization may be general or limited to particular cases."

                                   French version adopted by the Board
                                   of Directors and ratified by the
                                   Shareholders on April 10, 1992.

                                   English version adopted by the Board
                                   of Directors and ratified by the
                                   Shareholders on August 1, 1995 to be
                                   effective as of April 10, 1992.

                             QUEBECOR PRINTING INC.

CONFIRMATION OF THE AMENDMENT TO THE GENERAL BY-LAWS OF THE CORPORATION, AS ADOPTED BY THE BOARD OF DIRECTORS ON FEBRUARY 1, 1996 AND RATIFIED BY THE SHAREHOLDERS ON APRIL 23, 1996.

      BE IT RESOLVED THAT the text of the sections 16 and 17 of the General By-laws of the Corporation be amended to read as follows:

      "16. Board of Directors. Where the Articles of the Corporation provide for a minimum and maximum number of directors, the Board of Directors for the time being shall consist of that number of directors elected by the shareholders at the proceding meeting(s) in accordance with the provisions of the law. The number of members of the Board of Directors may be changed, either by the shareholders, within the limits permitted by the articles of the Corporation or, by the directors, within the limits authorized by the Act and by the Articles of the Corporation. Where the Articles of the Corporation provide that the Board of Directors shall consist of a fixed number of directors, the Board of Directors shall consist of the number fixed within the said articles.

      17. Election and Term of Office. Unless the Articles of the Corporation provide for cumulative voting, in wich case the dispositions of the law in this respect apply, or unless the Articles confer upon the holders of a category or a series of shares the exclusive right to elect one (1) or more directors, in wich case, the dispositions of the Articles prevail, or unless the Articles of the Corporation confer upon the Directors the right to appoint additional directors in which case, the dispositions of the Act apply, each director shall be elected by a majority of votes cast at the annual meeting at which an election of directors is required. A vote by ballot shall not be necessary for the election of the directors of the Corporation unless it is required by someone present and entitled to vote at the meeting at which such election takes place. Each director so elected for an unstipulated term shall hold office until the close of the next annual meeting of shareholders at which an election of directors takes place or until his office is vacated.

            The office of a director shall be automatically vacated:

            a)    if he dies;

            b)    if he is removed or disqualified as provided for by law; or

            c)    if he resigns his office.

            A quorum of directors may fill a vacancy among directors, except as otherwise provided by law.

            No person shall be qualified for election as a director if he is less than eighteen (18) years of age; if he is of unsound mind and has been so found by a court in Canada or elsewhere; if he is not an individual; or if he has the status of a bankrupt. A director need not be a shareholder. A majority of the directors shall be Canadian residents, unless otherwise permitted by law. If the Corporation is a publicly traded corporation, at least two (2) of its directors shall not be officers or employees of the Corporation or its subsidiaries. A retiring director, if otherwise qualified, shall be eligible for re-election."